Exhibit 99.1
9341 Courtland Drive, Rockford, MI 49351
Phone (616) 866-5500
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FOR IMMEDIATE RELEASE
CONTACT: Dave Latchana, (616) 863-4226

WOLVERINE WORLDWIDE ANNOUNCES
NEW LEADERSHIP APPOINTMENTS TO DRIVE FUTURE GROWTH

Chris Hufnagel named Company President
and Key Brand Leaders appointed to
Support Global Brand-building Strategy

ROCKFORD, Mich., May 31, 2023 — Wolverine World Wide, Inc. (NYSE: WWW), which operates one of the world’s largest portfolios of lifestyle and footwear brands, announced today several senior leadership appointments to help drive future growth and accelerate its global brand-building efforts. These leadership appointments are the next step in the evolution of the Company and build on the strategic transformation work initiated last year.

The Company is naming Chris Hufnagel President of Wolverine Worldwide, responsible for leading and driving strategy across the Company’s portfolio of footwear brands, along with leading its consumer marketing and insights teams.

Mr. Hufnagel’s 14-year career with the Company has included serving as Global Brand President of CAT Footwear, Global Brand President of Merrell, and most recently as President of the Company’s Active Group, with responsibility for Merrell, Saucony, Chaco, Kids Group, and Global Licensing. In earlier roles at Wolverine Worldwide, he was President of Direct-to-Consumer and Corporate Senior Vice President and Head of Strategy. Prior to joining the Company, Mr. Hufnagel held senior leadership roles at Under Armour, Gap, and Abercrombie & Fitch. As the Company’s President, Mr. Hufnagel will continue to report to Brendan Hoffman, Wolverine Worldwide’s Chief Executive Officer.

“Our strategy for long-term growth includes building stronger brands that resonate more meaningfully with our consumers around the globe,” said Mr. Hoffman. “Chris’ diverse and broad experience as the leader of our largest global brands make him the best choice to lead the implementation of this strategy across our entire footwear brand portfolio as President and take a broader leadership role at the Company.”

“I’m thrilled to become Wolverine Worldwide’s next President,” said Mr. Hufnagel. “I look forward to working with our incredible team across our amazing portfolio of brands to drive sustainable growth for the Company – leading with product innovation and building even stronger connections with our consumers around the world.”

Wolverine Worldwide also announced two key brand leadership appointments – these include promoting Janice Tennant to serve as Global Brand President of Merrell and promoting Rob Griffiths to serve as Global Brand President of Saucony.

Ms. Tennant has served as Chief Marketing Officer of Merrell since 2020, after joining the Company as Chief Marketing Officer of CAT Footwear in 2018. She has received a number of industry awards, including most recently being named to Forbes Magazine’s “2023 Entrepreneurial CMOs 50” list. Before joining the Company, Ms. Tennant held a series of senior marketing and other roles with Kimberly-Clark and PepsiCo. She will report to Mr. Hufnagel.

Mr. Griffiths has served Wolverine Worldwide as Managing Director of EMEA since 2021, responsible for leading the Company’s commercial operations in this key region. In earlier roles, he served as Vice President and General Manager of Merrell in EMEA and Vice President and General Manager of Lifestyle Brands in EMEA. Prior to joining Wolverine Worldwide in 2013, Mr. Griffiths spent 15 years with global brands Esprit and Umbro. He will report to Mr. Hufnagel.

“Merrell and Saucony are two of the brands we believe have the largest global growth potential within the portfolio, and we intend to focus our efforts and investments on these key brands,” said Mr. Hoffman. “I’m extremely excited to promote Janice and Rob, and I am confident these strong, experienced leaders will help drive our global strategy and position Wolverine Worldwide for long-term success.”

ABOUT WOLVERINE WORLDWIDE

Founded in 1883 on the belief in the possibility of opportunity, Wolverine World Wide, Inc. (NYSE:WWW) is one of the world’s leading marketers and licensors of branded casual, active lifestyle, work, outdoor sport, athletic, children's and uniform footwear and apparel. Through a diverse portfolio of highly recognized brands, our products are designed to empower, engage and inspire our consumers every step of the way. The Company’s portfolio includes Merrell®, Saucony®, Sperry®, Sweaty Betty®, Hush Puppies®, Wolverine®,  Chaco®, Bates®, HYTEST®, and Stride Rite®. Wolverine Worldwide is also the global footwear licensee of the popular brands Cat® and Harley-Davidson®. Based in Rockford, Michigan, for 140 years, the Company's products are carried by leading retailers in the U.S. and globally in approximately 170 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements, including statements regarding the Company’s expectations with respect to: the Company's growth, global brand-building strategies and long-term success; and the Company’s intention to focus efforts and investments on key brands with the largest growth potential. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “focused,” “projects,” “outlook,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the risk that the Company will be able to successfully implement its growth and profit improvement strategies; the effects of the COVID-19 pandemic or other health crises and containment efforts on the Company’s business, operations, financial results and liquidity, including the duration and magnitude of such effects; changes in general economic conditions, employment rates, business conditions, interest rates, tax policies, inflationary pressures and other factors affecting consumer spending in the markets and regions in which the Company’s products are sold; the inability for any reason to effectively compete in global footwear, apparel and direct-to-consumer markets; the inability to maintain positive brand images and anticipate, understand and respond to changing footwear and apparel trends and consumer preferences; the inability to effectively manage inventory levels; increases or changes in duties, tariffs, quotas or applicable assessments in countries of import and export; foreign currency exchange rate fluctuations; currency restrictions; supply chain or other capacity constraints, production disruptions, quality issues, price increases or other risks associated with foreign sourcing; the cost and availability of raw materials, inventories, services and labor for contract manufacturers; labor disruptions; changes in relationships with, including the loss of, significant wholesale customers; risks related to the significant investment in, and performance of, the Company’s consumer-direct operations; risks related to expansion into new markets and complementary product categories; the impact of seasonality and unpredictable weather conditions; changes in general economic conditions and/or the credit markets on the Company’s distributors, suppliers and retailers; increases in the Company’s effective tax rates;

failure of licensees or distributors to meet planned annual sales goals or to make timely payments to the Company; the risks of doing business in developing countries, and politically or economically volatile areas; the ability to secure and protect owned intellectual property or use licensed intellectual property; the impact of regulation, regulatory and legal proceedings and legal compliance risks, including compliance with federal, state and local laws and regulations relating to the protection of the environment, environmental remediation and other related costs, and litigation or other legal proceedings relating to the protection of the environment or environmental effects on human health; the potential breach of the Company’s databases or other systems, or those of its vendors, which contain certain personal information, payment card data or proprietary information, due to cyberattack or other similar events; problems affecting the Company’s supply chain or distribution system, including service interruptions at shipping and receiving ports; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses, and implementing new initiatives and ventures; the risk of impairment to goodwill and other intangibles; changes in future pension funding requirements and pension expenses; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these or other risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

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